Exhibit 99.1

Tumi Holdings Announces Financial Results for the Fourth Quarter and Full Year 2014

South Plainfield, NJ - February 26, 2015 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the fourth quarter and full year ended December 31, 2014.
Jerome Griffith, Chief Executive Officer and President, commented, “We had another terrific year in 2014, delivering record sales and profits with strong performance across operating segments and geographies, particularly in our North American retail channel, as well as our international businesses. By focusing on our growth initiatives-developing and strengthening our e-commerce capabilities, introducing new and innovative products, and expanding our controlled retail and wholesale footprint-we were further able to solidify our position as a leading global premium lifestyle brand. Looking ahead, we will continue to invest in enhancing our connection with our loyal customer base, drawing new consumers to the brand, and creating new and innovative products. Overall, we look forward to building upon our successes as we head into 2015, and are well positioned to continue delivering solid earnings growth and creating shareholder value over the long-term.”
For the fourth quarter of 2014:

•	Net sales increased 11.1% to $163.8 million from $147.4 million in the fourth quarter ended December 31, 2013.

•	Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, increased 6.1%, compared to an increase of 2.4% in the fourth quarter of 2013.

•	Direct-to-Consumer North America comparable store sales (including e-commerce sales) increased 6.0%. Excluding e-commerce sales, Direct-to-Consumer North America comparable store sales increased 3.9%.

•
Direct-to-Consumer International comparable store sales (including e-commerce sales) increased 7.1% in U.S. dollars, or 15.0% in Euros. Excluding e-commerce sales, Direct-to-Consumer International comparable stores sales increased 8.2% in U.S. dollars, or 16.2% in Euros.

•	Gross margin increased 11.8% to $94.5 million from $84.5 million in the fourth quarter of 2013. Gross margin percentage was 57.7% compared to 57.3% in the fourth quarter of 2013.

•	Operating income increased 14.1% to $36.9 million from $32.4 million in the fourth quarter of 2013. Operating income margin was 22.5% compared to 22.0% in the fourth quarter of 2013.

•
The effective tax rate was 37.5%, compared to 35.4% in the fourth quarter of 2013. The change in the effective tax rate was largely driven by the change in apportionment percentages for state purposes during the period ended December 31, 2014.

•
Net income was $23.7 million, or $0.35 per diluted share, based on 67.9 million diluted weighted average common shares outstanding. Net income in the fourth quarter of 2013 was $20.8 million, or $0.31 per diluted share, based on 67.9 million diluted weighted average common shares outstanding.

•	During the fourth quarter of 2014, Tumi opened ten new stores, and renovated two stores.

•	At December 31, 2014, Tumi operated 152 company-owned stores.

For the year ended December 31, 2014:

•	Net sales increased 12.8% to $527.2 million from $467.4 million in the year ended December 31, 2013.

•	Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, increased 9.5%, compared to an increase of 7.1% in the year ended December 31, 2013.

•	Direct-to-Consumer North America comparable store sales (including e-commerce sales) increased 8.7%. Excluding e-commerce sales, Direct-to-Consumer North America comparable store sales increased 5.2%.

•
Direct-to-Consumer International comparable store sales (including e-commerce sales) increased 18.2% in U.S. dollars, or 18.3% in Euros. Excluding e-commerce sales, Direct-to-Consumer International comparable stores sales increased 16.8% in U.S. dollars, or 16.8% in Euros.

•	Gross margin increased 13.8% to $306.0 million, or 58.0% of net sales, from $268.8 million, or 57.5% of net sales, in 2013.

•	Operating income increased 8.2% to $93.4 million, or 17.7% of net sales, from $86.4 million, or 18.5% of net sales, in 2013.

•
Excluding approximately $0.5 million ($0.3 million after tax) in operating expenses incurred in the first quarter of 2013 in conjunction with the secondary common stock offering completed in April 2013, as well as the $1.5 million ($0.9 million after tax) charge in connection with the early termination of an agreement with Tumi’s web services provider in the second quarter of 2013, operating income for the year ended December 31, 2013 would have been $88.3 million, or 18.9% of net sales.

•
The effective tax rate was 38.2%, compared to 36.6% in 2013. The change in the effective tax rate was largely driven by the change in apportionment percentages for state purposes for the year ended December 31, 2014.

•
Net income was $58.0 million, or $0.85 per diluted share, based on 67.9 million diluted weighted average common shares outstanding. Net income in 2013 was $54.6 million, or $0.80 per diluted share, based on 67.9 million diluted weighted average common shares outstanding.

•
Excluding the aforementioned early termination charge and one-time expense incurred in conjunction with the secondary common stock offering completed in April 2013, net income would have been $55.8 million, or $0.82 per diluted share, for the year ended December 31, 2013.

•	Capital expenditures were $36.6 million in 2014, compared to $25.1 million in 2013.

Balance Sheet Highlights as of December 31, 2014:
Cash and cash equivalents were $52.8 million as of December 31, 2014, compared with $37.6 million as of December 31, 2013. Inventories were $89.2 million as of December 31, 2014, compared with $80.0 million as of December 31, 2013.
Outlook
For 2015, based on current exchange rates, the Company expects the fluctuation in foreign currency to impact top line growth by about 2 percentage points. Including the foreign currency impact, the Company expects net sales to increase between 10% and 12% for the full year. This estimate assumes total comparable store sales growth in the mid-single digits. In addition, while the Company continues to invest aggressively in growth initiatives, it is continually in the process of evaluating certain selling, general and administrative functions with an eye toward eliminating redundancies, streamlining processes, and leveraging fixed costs. In this regard, the Company has reduced headcount and will incur related severance and termination costs in the amount of approximately $2.0 million during the first quarter of 2015. The Company expects this cost reduction program to result in annualized savings in operating expenses of approximately $3.5 million.
Based on the estimated timing of these actions, the Company expects to realize approximately $3.0 million of savings in 2015 before employee severance related charges. In addition, the Company believes the current retail environment has been adversely affected by a number of factors including a challenging global macro environment related to the government austerity measures in Asia, geopolitical unrest within Europe, and the declining values of key global currencies. Taking this all into consideration, diluted earnings per share for fiscal 2015 is expected to be between $0.93 to $0.98. This estimate assumes diluted weighted-average common shares outstanding of approximately 67.9 million, and an effective tax rate of 35.0%.
The Company expects to open 18 to 22 new stores in 2015, with the expected opening cadence to be marginally more balanced versus the prior year. Capital expenditures for fiscal 2015 are expected to be in the range of $35.0 million to $40.0 million.
Conference Call
Tumi Holdings, Inc. will host a conference call to discuss fourth quarter results today, February 26, 2015, at 4:30 p.m. ET. The general public can access the call by dialing 1-888-895-5479 (domestic) or 1-847-619-6250 (international). The passcode is 38877847. Please dial in 5 minutes before the start of the call. The conference call will also be webcast live in the Investor Relations section of www.tumi.com. A telephone replay of the call will be available through March 5, 2015; to access the replay, dial 1-888-843-7419 for domestic callers or 1-630-652-3042 for international callers and enter access code 38877847. The webcast will be accessible on the website for approximately 90 days after the call.
About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in over 290 stores from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.

Forward-Looking Statements
This release contains forward-looking statements, which address a variety of subjects including, for example, the Company’s expectation for net sales and earnings per share in 2015, the impact of foreign exchange rates on net sales in 2015, the number of new store openings in 2015, the impact of the Company’s cost reduction program, the estimated effective tax rate, comparable store sales growth rate and capital expenditures in 2015, the Company’s continued investment in enhancing its connection with its customers, attracting new customers to the brand and creating new and innovative products, and the Company’s assessment as to its ability to realize earnings growth and create shareholder value over the long-term. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: changes in consumer spending and general economic conditions; a decrease in travel levels; interruption in supply; inventory management and product quality control issues with our contract manufacturers; an inability to open new store locations in a timely and profitable manner; increases in costs of materials, labor or freight; the impact of counterfeiting and transshipping; risks of operating internationally, including exchange rate fluctuations; risks associated with our e-commerce migration; risks associated with transitioning to a direct sales model in certain geographies; changes in effective tax rates; and the success of new product introductions. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us except as otherwise required under federal securities laws.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Selected Quarterly Financial Data

	For the Three Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 31, 2014
	(In thousands, except share and per share data)
Net sales	$108,602	$124,582	$130,195	$163,815
Year over year growth %(1)	6%	15%	20%	11%
Gross margin	$63,083	$72,102	$76,307	$94,475
Selling, general and administrative expenses	$49,702	$52,246	$53,040	$57,549
Operating income	$13,381	$19,856	$23,267	$36,926
Net income	$8,153	$12,219	$13,917	$23,720
Basic weighted average common shares outstanding	67,866,667	67,866,667	67,867,852	67,868,867
Diluted weighted average common shares outstanding	67,867,852	67,872,947	67,876,522	67,895,249
Basic earnings per common share	$0.12	$0.18	$0.21	$0.35
Diluted earnings per common share	$0.12	$0.18	$0.21	$0.35

	For the Three Months Ended
	March 31, 2013	June 30, 2013	September 29, 2013	December 31, 2013
	(In thousands, except per share data)
Net sales	$102,925	$108,189	$108,910	$147,414
Year over year growth %(1)	29%	13%	14%	16%
Gross margin	$58,013	$62,310	$63,992	$84,530
Selling, general and administrative expenses	$40,399	$44,452	$45,466	$52,165
Operating income	$17,614	$17,858	$18,526	$32,365
Net (loss) income	$10,535	$11,194	$12,055	$20,775
Basic weighted average common shares outstanding	67,866,667	67,866,667	67,866,667	67,866,667
Diluted weighted average common shares outstanding	67,867,790	67,868,475	67,875,729	67,870,726
Basic earnings per common share	$0.16	$0.16	$0.18	$0.31
Diluted earnings per common share	$0.16	$0.16	$0.18	$0.31

(1)	Year-over-year growth % compares net sales for a particular period with net sales for the comparable prior year interim period.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the Years Ended December 31,
	2014	2013	2012
Net sales	$527,194	$467,438	$398,551
Cost of sales	221,227	198,593	170,092
Gross margin	305,967	268,845	228,459
OPERATING EXPENSES
Selling	36,447	28,875	24,929
Marketing	16,528	17,373	13,713
Retail operations	115,763	98,720	81,379
General and administrative	43,799	37,514	36,762
Total operating expenses	212,537	182,482	156,783
Operating income	93,430	86,363	71,676
OTHER INCOME (EXPENSES)
Interest expense	(477)	(733)	(1,392)
Dividend expense on mandatorily redeemable preferred stock and preferred equity interests	—	—	(7,892)
Earnings from joint venture investment	279	184	845
Foreign exchange gains (losses)	475	388	(287)
Other non-operating income (expenses)	132	(94)	554
Total other income (expenses)	409	(255)	(8,172)
Income before income taxes	93,839	86,108	63,504
Provision for income taxes	35,830	31,549	26,721
Net income	$58,009	$54,559	$36,783
Weighted average common shares outstanding:
Basic	67,867,529	67,866,667	63,304,838
Diluted	67,878,340	67,870,688	63,304,948
Basic earnings per common share	$0.85	$0.80	$0.58
Diluted earnings per common share	$0.85	$0.80	$0.58

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)

	At December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,796	$37,613
Accounts receivable, less allowance for doubtful accounts of approximately $580 and $477 at December 31, 2014 and 2013, respectively	31,890	28,992
Other receivables	3,003	2,914
Inventories, net	89,231	79,969
Prepaid expenses and other current assets	8,315	6,878
Deferred tax assets, current	7,298	5,347
Total current assets	192,533	161,713
Property, plant and equipment, net	79,067	60,871
Deferred tax assets, noncurrent	4,608	2,124
Joint venture investment	2,156	1,960
Goodwill	142,773	142,773
Intangible assets, net	130,414	130,673
Deferred financing costs, net of accumulated amortization of $3,087 and $2,923 at December 31, 2014 and 2013, respectively	372	536
Other assets	10,907	5,837
Total assets	$562,830	$506,487

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	At December 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$33,898	$33,938
Accrued expenses	34,786	32,120
Income taxes payable	2,334	4,680
Total current liabilities	71,018	70,738

Revolving credit facility	—	8,000
Other long-term liabilities	11,407	8,556
Deferred tax liabilities	53,522	51,195
Total liabilities	135,947	138,489

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock—$0.01 par value; 350,000,000 shares authorized, 68,146,673 shares issued and 67,868,867 shares outstanding as of December 31, 2014; 68,144,473 shares issued and 67,866,667 shares outstanding as of December 31, 2013	681	681
Preferred stock—$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of December 31, 2014 and 2013	—	—
Additional paid-in capital	314,217	310,554
Treasury stock, at cost	(4,874)	(4,874)
Retained earnings	119,734	61,725
Accumulated other comprehensive loss	(2,875)	(88)
Total stockholders’ equity	426,883	367,998
Total liabilities and stockholders’ equity	$562,830	$506,487

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Unallocated Amounts	Consolidated Totals
	(In thousands)
Year ended December 31, 2014
Net sales	$243,142	$28,265	$111,191	$144,596	$—	$527,194
Operating income	$69,871	$2,793	$41,213	$45,291	$(65,738)	$93,430
Total assets	$69,208	$19,862	$17,669	$24,927	$431,164	$562,830
Depreciation and amortization	$8,477	$1,459	$1,808	$4,041	$2,371	$18,156
Year Ended December 31, 2013
Net sales	$209,214	$22,408	$107,303	$128,513	$—	$467,438
Operating income	$62,485	$2,941	$40,637	$39,829	$(59,529)	$86,363
Total assets	$55,236	$10,624	$15,158	$24,416	$401,053	$506,487
Depreciation and amortization	$6,944	$740	$1,315	$3,367	$1,821	$14,187
Year Ended December 31, 2012
Net sales	$180,291	$17,879	$97,801	$102,580	$—	$398,551
Operating income	$57,208	$964	$37,038	$29,658	$(53,192)	$71,676
Total assets	$40,986	$8,583	$15,859	$15,747	$388,066	$469,241
Depreciation and amortization	$5,889	$940	$851	$2,384	$1,440	$11,504

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Operating Income to
Operating Income Before One-Time Costs
(In millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$36.9	$32.4	$93.4	$86.4
One-time operating expenses incurred in conjunction with the secondary common stock offering completed in April 2013	—	—	—	0.5
One-time operating expense charged in connection with the early termination of an agreement with Tumi's web service provider	—	—	—	1.5
Operating income before one-time costs[1]	$36.9	$32.4	$93.4	$88.3

Note
1 Totals may not foot due to rounding.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income to
Net Income Before One-Time Costs
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income	$23.7	$20.8	$58.0	$54.6

Diluted GAAP earnings per share[1]	$0.35	$0.31	$0.85	$0.80
One-time operating expenses incurred in conjunction with the secondary common stock offering completed in April 2013 (after tax)	—	—	—	0.3
One-time operating expense charged in connection with the early termination of an agreement with Tumi's web service provider (after tax)	—	—	—	0.9
Net income before one-time costs²	$23.7	$20.8	$58.0	$55.8
Diluted earnings per share before one-time costs[1]	$0.35	$0.31	$0.85	$0.82

Notes
1 Diluted EPS calculated using 67.9 million shares for the three and twelve months ended December 31, 2014 and December 31, 2013.
2 Totals may not foot due to rounding.
Non-GAAP Financial Measures
Net income before one-time costs and operating income before one-time costs are non-GAAP financial measures. Net income before one-time costs is defined as net income plus one-time costs. Operating income before one-time costs is defined as operating income plus one-time costs. These measures are an important supplemental measure for Tumi’s internal reporting, including for its board of directors and management, and are key measures used to evaluate profitability and operating performance. These measures provide investors and other users of Tumi’s financial information, when viewed in conjunction with its consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitates period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Tumi uses these metrics in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on these measures as Tumi’s only measures of operating performance. Net income before one-time costs should not be viewed as a substitute for net income, and operating income before one-time costs should not be viewed as a substitute for operating income.
Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2012 will not impact the comparable store comparison until January 1, 2014. Additionally, temporary store closings, store expansions and store relocations are excluded from the comparable store base under most circumstances.
Source: Tumi Holdings, Inc.
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or
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